Exhibit 10.79

UNSECURED PROMISSORY NOTE

$580,000.00

FOR VALUE RECEIVED, the undersigned (the “Payor”) hereby promises to pay to Hopkins Capital Group II, LLC (the “Payee”) at such place as the Payee shall hereinafter specify in writing, Five Hundred Eighty Thousand Dollars ($580,000.00) in lawful money of the United States without interest. All principal under this Promissory Note shall be due in one installment on the first to occur of: (i) August 31, 2005, or (ii) the completion of an initial public offering pursuant to a registration statement filed with the U. S. Securities and Exchange Commission on form S-1. The Payor may prepay this Promissory Note in whole or in part without premium or penalty. This Promissory Note is a general unsecured obligation of Payee.

The Payor waives all rights to notice, presentment, or demand for repayment.

This Promissory Note is non-negotiable and non-transferable. This Promissory Note has not been registered under the Securities Act of 1933, as amended.

This Promissory Note shall be governed by and construed under the laws of the State of Florida.

Date: June 30, 2005

By:	/s/ Steven R. Arikian
Accentia Biopharmaceuticals, Inc. Steven R. Arikian, MD COO, Biopharmaceutical Products and Services